UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-141676 (Commission File Number)	20-5354797 (IRS Employer Identification No.)

6 Hughes, Suite 200, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 250-7340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

AllDigital filed a lawsuit in May 2014 against John Walpuck, its former Chief Operating Officer and Chief Financial Officer, David Hemingway, its former Vice President of Media Services, and Konstantin Wilms, its former Chief Technology Officer, in the Superior Court of the State of California, Orange County, for misappropriation of trade secrets and other alleged conduct (Case No. 30-2014-00723384-CU-IP-CJC). AllDigital voluntarily dismissed its suit on September 5, 2014, and Mr. Walpuck, Mr. Wilms, and Mr. Hemingway have assured AllDigital, and the company is now satisfied, that they did not engage in the conduct alleged in that complaint. Accordingly, the parties have entered into a confidential settlement resolving all claims relating to their employment with AllDigital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2015	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Michael Linos
	Name:	Michael Linos
	Title:	President and Chief Executive Officer